UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 2, 2006

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 7, 2006, Gartner, Inc. (the “Company”) announced financial results for the quarter and year ended December 31, 2005. A copy of the Company’s press release is furnished as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPALS OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
On February 7, 2006 the Board of Directors of the Company, acting on the recommendation of the Governance Committee, elected Richard J. Bressler as a director. Mr. Bressler was also appointed as a member of the Audit Committee. There are no arrangements or understandings between Mr. Bressler and any other person pursuant to which Mr. Bressler was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 2, 2005, the Board of Directors of the Company approved an amendment to the Company’s Bylaws to increase the number of directors from ten to eleven.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Bylaws of Gartner, Inc.

99.1	Press Release issued February 7, 2006, with respect to financial results for Gartner, Inc. for the quarter and year ended December 31, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
Date: February 6, 2006	By:	/s/ Christopher Lafond
Christopher Lafond
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Bylaws of Gartner, Inc.

99.1	Press Release issued February 7, 2006, with respect to financial results for Gartner, Inc. for the quarter and year ended December 31, 2005.